EXHIBIT 10.3

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of July 1, 2003, is by and between PETER L. HAUSER, a resident of the State of Minnesota, and his successors heirs and permitted assigns (the “Junior Creditor”), and PKM PROPERTIES, LLC, a Minnesota limited liability company, and its endorsees, successors and assigns (the “Senior Creditor”).

RECITALS:

A.  Medical CV, Inc., a Minnesota corporation (the “Borrower”) is or may hereafter become indebted to the Junior Creditor pursuant to that certain Subordinated Note, dated as of July 1, 2003, given by Borrower in favor of the Junior Creditor in the original principal amount of $1,000,000 (the “Subordinated Note”).

B.  The Borrower is now, or may hereafter be, indebted to the Senior Creditor as a result of the advance of monies and other extensions of credit by the Senior Creditor to the Borrower under: (i) a Discretionary Credit Agreement dated as of January 17, 2003 (as the same may have been or may be amended, restated or otherwise modified from time to time hereafter, the “January Credit Agreement”), (ii) a Building Lease dated April 4, 2003 (as the same may be amended, restated or otherwise modified from time to time hereafter, the “Lease”) and (iii) a Discretionary Credit Agreement dated as of July 1, 2003 (as the same may be amended, restated or otherwise modified from time to time hereafter, the “May Credit Agreement”), each between the Borrower and the Senior Creditor and under other agreements or arrangements for the extension of financial accommodations now, heretofore or hereafter in effect.

C.  The Junior Creditor acknowledges that the loan or advance of monies or other extensions of any financial accommodation or credit to the Borrower by the Senior Creditor is of value to the Junior Creditor.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the Junior Creditor, and in order to induce the Senior Creditor to make loans or extend credit or any other financial accommodation to or for the benefit of the Borrower, or to grant such renewals or extensions thereof as the Senior Creditor may deem advisable, and to better secure the Senior Creditor in respect of the foregoing, the Junior Creditor agrees as follows:

Section 1.  Definitions, Rules of Construction.

(a)  For purpose of this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as amended from time to time.

“Borrower” shall have the meaning given to that term in Recital A above, and shall include and any successor (including a debtor-in-possession under the Bankruptcy Code), assignee, receiver, trustee or estate thereof.

“Default” shall mean any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (i) any Event of Default (as therein defined) or breach under the January Credit Agreement or the May Credit Agreement, (ii) any failure of the Borrower to pay when due (whether at the date scheduled therefor or earlier upon acceleration), or when demanded (with respect to any obligation payable on demand), any item constituting Senior Debt, or (iii) any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the Senior Creditor or any subsequent holder of Senior Debt to cause, any item of Senior Debt to become due prior to its stated maturity, to realize upon any collateral given as security therefor; provided, however that Event of Default shall not in any event include any default occurring solely as a result of a payment default under the May Discretionary Credit Note.

“Junior Creditor” shall mean Peter L. Hauser, and his successors, heirs and assigns.

“May Discretionary Credit Note” means that May Discretionary Credit Note dated as of the date of this Agreement, given by Borrower to Senior Creditor in the original principal amount of $1,000,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

“May Security Agreement” means that certain May Security Agreement dated as of the date of this Agreement, between Borrower, as debtor, and Junior Creditor and Senior Creditor, individually and collectively, and their successors and assigns as secured party, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Permitted Payments” shall have the meaning given in Section 3 below.

“Person” shall mean an individual, corporation, association, partnership, limited partnership, trust, organization, individual or government or any governmental agency or any political subdivision thereof.

“Security Interest” means any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever, whether arising under a security instrument or as a matter of law, judicial process or otherwise, or any agreement to grant any lien, or security interest in, or to pledge, mortgage or encumber, any assets.

“Senior Debt” shall mean all liabilities and obligations of the Borrower to the Senior Creditor howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, including, without limitation, all of the Borrower’s obligations to the Senior Creditor under the January Credit Agreement, the May Credit Agreement, the Lease, and any note or notes executed by the Borrower thereunder, and all other obligations under any other agreement between the Borrower and the Senior Creditor now or hereafter in effect, and also including, without limitation, any and all interest accruing on any of the Senior Debt after the commencement of any proceedings referred to in Section 5 below, notwithstanding any provision or rule of law which might restrict the rights of the Senior Creditor, as against the Borrower or anyone else, to collect such interest; provided, however, that (1) Senior Debt shall not include any obligations arising solely under the May Discretionary Credit Note, (2) for purposes hereof, Senior Debt shall include not more than the sum of $943,666 of principal under the January Discretionary Credit Agreement, and (3) in order to be considered Senior Debt hereunder as of any particular time, obligations with respect to the Lease must be due and payable at such time (without acceleration).

“Subordinated Debt” shall mean (a) with respect to the Junior Creditor, all obligations, liabilities and indebtedness of the Borrower to the Junior Creditor, howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, under any written or unwritten agreement, including, without limitation, the Subordinated Debt Documents; and (b) with respect to the Senior Creditor, all obligations, liabilities and indebtedness of the Borrower to the Senior Creditor arising solely under the May Discretionary Credit Note.

“Subordinated Debt Collections” means any value, property, payment, distribution, security, instrument or proceeds thereof solely upon or solely with respect to the Subordinated Debt, including, without limitation, Permitted Payments.

“Subordinated Debt Documents” shall mean the Subordinated Note and all security agreements, guaranties and other arrangements and agreements with or in favor of Junior Creditor executed and/or delivered in connection with the Subordinated Debt, including, without limitation, the Subordinated Note.

“Subordinated Note” shall have the meaning given to that term in Recital A above, and shall include any amendments, modifications or restatements thereto or thereof (but nothing in this definition shall be deemed to waive the provisions of Section 10 below requiring the Senior Creditor’s prior written consent to any change in the Subordinated Note).

(b)  In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding.”

(c)  Other terms may be defined in other parts of this Agreement.  All references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms, and all references to Persons shall be deemed to include their permitted successors and assigns.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.”  All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary information and related provisions from such other agreements, and all such covenants, terms, definitions or other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the Senior Debt has been indefeasibly paid in full and all financing arrangements between the Borrower and the Senior Creditor shall have been terminated.

Section 2.  Standby; Subordination.  The payment and performance of the Subordinated Debt is hereby subordinated to the payment and performance in full of the Senior Debt, and, except as set forth in Section 3 below, neither the Junior Creditor nor the Senior Creditor will ask, demand, sue for, take or receive from the Borrower or any other Person liable for all or any part of the Senior Debt, by setoff or in any other manner, the whole or any part of the Subordinated Debt, or any monies which may now or hereafter be owing in respect of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, taking any additional security for any of the foregoing, or the taking of any negotiable instrument therefor, unless and until all of the Senior Debt shall have been indefeasibly paid and satisfied in full and all financing arrangements with respect to Senior Debt between the Borrower and Senior Creditor have been terminated.  The Junior Creditor warrants and represents that his Subordinated Debt is secured solely pursuant to the May Security Agreement and agrees that (a) the Junior Creditor hereafter will not accept any additional security therefor from the Borrower, or from any third Person for the benefit of the Borrower; and (b) (i) all Security Interests of the Junior Creditor and the Senior Creditor in any assets of the Borrower or any assets securing the Senior Debt shall and hereby are subordinated to the rights and interests of the Senior Creditor, if any, in those assets to secure Senior Debt, (ii) the Junior Creditor shall have no right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise, unless and until all the Senior Debt shall have been indefeasibly paid and satisfied in full and all financing arrangements between the Borrower and Senior Creditor with respect to Senior Debt have been terminated, and (iii) at the request of the Senior Creditor, the Junior Creditor shall authorize, execute or deliver to the Senior Creditor such termination statements and releases as the Senior Creditor shall reasonably request to release the Junior Creditor’s Security Interest in or against such property.  Neither the Junior Creditor or the Senior Creditor, prior to the indefeasible payment in full and discharge of the Senior Debt and the termination of all financing arrangements between the Borrower and the Senior Creditor with respect to Senior

Debt, shall have any right to enforce any claim with respect to the Subordinated Debt, or to take any action against the Borrower or the property of the Borrower or of any other Person liable for all or any part of the Senior Debt for the benefit of the Borrower to collect any Subordinated Debt.  The Junior Creditor acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with any agreement or understanding between the Junior Creditor and the Borrower, such agreement or understanding shall be subject to this Agreement.

Section 3.  Permitted Payments.  Notwithstanding the provisions of Section 2 above, until the Senior Creditor gives the Junior Creditor written notice (in the manner set forth below) of the occurrence of an Event of Default or a Default, and provided that:

(i)                                         there shall not then exist any breach of this Agreement by the Junior Creditor which has not been waived, in writing, by the Senior Creditor,

(ii)                                      at the time of the payment described below no Event of Default exists and is continuing,

(iii)                                   the payment described below, if made, would not give rise to the occurrence of any Event of Default,

(iv)                                  none of the events described in Section 5 has occurred, and

(v)                                     all obligations then due and payable under the Lease (without acceleration) shall have been paid to Senior Creditor in full,

Borrower may pay to the Junior Creditor and the Senior Creditor, and the Junior Creditor and the Senior Creditor may accept from Borrower, interest and principal payments, when due (without acceleration) and prepayments as provided in Section 20(a) of this Agreement with respect to (y) with respect to Junior Creditor, the Subordinated Note, and (z) with respect to Senior Creditor, the May Discretionary Credit Note (“Permitted Payments”).

Section 4.  Subordinated Debt Owed Only to the Junior Creditor.  The Junior Creditor warrants and represents that the Junior Creditor has not previously assigned any interest in the Subordinated Debt, that no other Person owns an interest in the Subordinated Debt (whether as joint holders of Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt is owing only to the Junior Creditor.  The Junior Creditor further covenants that the entire Subordinated Debt shall continue to be owing only to the Junior Creditor unless it is assigned with the prior written consent of the Senior Creditor to a Person who agrees with the Senior Creditor to be bound by the subordination provisions set forth herein.

Section 5.  Priority.  In the event of (a) any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to the creditors of the Borrower or to their claims against the Borrower, or (b) any readjustment of the debt or obligations of the Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or Subordinated Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, or (c) the dissolution or other winding up of the business of the Borrower, or (d) the sale of all or substantially all of the assets of the Borrower, then, and in any such event, the Senior Creditor shall be entitled to receive indefeasible payment in full of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt.

Section 6.  Grant of Authority to Senior Creditor.  In order to enable the Senior Creditor to enforce its rights hereunder in any of the actions or proceedings described in Section 5, the Senior Creditor is hereby irrevocably authorized and empowered, in its discretion, to file and present for and on behalf of the Junior Creditor such proofs of claims or other motions or pleadings as the Senior Creditor may deem expedient or proper to establish the Senior Creditor’s entitlement of payment from, or on behalf of, the Junior Creditor with respect to the Subordinated Debt and to vote such proofs of claims in any such proceeding and to demand, sue for, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt.  The Junior Creditor irrevocably authorizes and empowers the Senior Creditor to demand, sue for, collect and receive each of the payments and distributions described in Section 5 above and give acquittance therefor and to file claims and take such other actions, in the Senior Creditor’s own name or in the name of the Junior Creditor or otherwise, as the Senior Creditor may deem necessary or advisable for the enforcement of this Agreement.  To the extent that payments of distributions are made in property other than cash, the Junior Creditor authorizes the Senior Creditor to sell such property to such buyers and on such terms as the Senior Creditor, in its sole discretion, shall determine.  The Junior Creditor will execute and deliver to the Senior Creditor such powers of attorney, assignments and other instruments or documents, including debentures (together with such assignments or endorsements as the Senior Creditor shall deem necessary), as may be reasonably requested by the Senior Creditor in order to enable the Senior Creditor to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Senior Creditor’s own benefit.

Section 7.  Payments Received by the Junior Creditor.   Except for Permitted Payments, if the Junior Creditor receives any value, property, payment, distribution, security, instrument or proceeds thereof upon or with respect to the Subordinated Debt prior to the indefeasible payment in full of the Senior Debt and termination of all financing arrangements between the Borrower and the Senior Creditor, the Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of the Senior Creditor and shall forthwith deliver the same to the Senior Creditor in precisely the form received (except for the endorsement or assignment by the Junior Creditor where necessary), for application on any of the Senior Debt, due or not due and, until so delivered, the same shall be held in trust by the Junior Creditor as the property of the Senior Creditor.  In the event of the failure of the Junior Creditor to make any such endorsement or assignment to the Senior Creditor, the Senior Creditor, or any of its officers or employees, is hereby irrevocably authorized to make the same.

Section 8.  Continuing Nature of Subordination.  This Agreement shall be effective and may not be terminated or otherwise revoked by the Junior Creditor until the Senior Debt shall have been fully paid and discharged and all financing arrangements between the Borrower and the Senior Creditor have been terminated.  This is a continuing agreement of subordination and the Senior Creditor may continue, at any time and without notice to the Junior Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower in reliance hereon.  No obligation of the Junior Creditor hereunder shall be affected by the dissolution, liquidation, death or incapacity of, or written revocation by, the Junior Creditor or any other subordinated party, pledgor, endorser, or guarantor, if any.

Section 9.  Bankruptcy Issues.  If the Borrower becomes the subject of proceedings under the Bankruptcy Code and if the Senior Creditor desires to permit the use of cash collateral or to provide financing to the Borrower under either Section 363 or Section 364 of the Bankruptcy Code, the Junior Creditor agrees that adequate notice of such financing to the Junior Creditor, if required under applicable law, shall have been provided if the Junior Creditor receives notice two (2) business days prior to entry of any order approving such cash collateral usage or financing.  Notice of a proposed financing or use of cash collateral shall be deemed given upon the sending of such notice to the Junior Creditor in the manner specified in Section 14, below.  All allocations of payments between the Senior Creditor and the Junior Creditor shall continue to be made after the filing of a petition under the Bankruptcy Code on the basis provided in this Agreement.  In the event that the Junior Creditor at any time acquires any security for the Subordinated Debt, the Junior Creditor agrees not to assert any right the Junior Creditor may have to “adequate protection” of the Junior Creditor’s interest in such security in any Bankruptcy proceeding or to seek relief from automatic stay, without the prior written consent of the Senior Creditor.  The Junior Credit shall promptly deliver any form of adequate projection it receives or the value thereof to the Senior Creditor.  The Junior Creditor waives any claim the Junior Creditor may now or hereafter have against the Senior Creditor arising out of the Senior Creditor’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession, or by a trustee.  To the extent that the Senior Creditor receives payments on, or proceeds of any collateral for, the Senior Debt which are subsequently avoided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor.

Section 10.  Instrument Legend; No Amendments to Subordinated Instruments.  Besides the Subordinated Note, the Junior Creditor will not agree to create any additional Indebtedness (as defined in the Credit Agreement) owing from the Borrower to the Junior Creditor, without sending a true and correct copy of all Subordinated Debt Documents evidencing such Indebtedness to the Senior Creditor contemporaneously with the creation of such Indebtedness.  Every instrument evidencing Subordinated Debt (including, without limitation, the Subordinated Note) shall be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Senior Creditor pursuant to the terms of this

Agreement.  Upon request after the occurrence of an Event of Default, the original of every instrument evidencing Subordinated Debt (including, without limitation, the Subordinated Note) shall be promptly delivered to the Senior Creditor.  The Junior Creditor will not agree to any amendment, restatement or other modification of any instrument evidencing Subordinated Debt (including, without limitation, the Subordinated Note), without the prior written consent of the Senior Creditor.

Section 11.  Waivers.  The Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement.  The Junior Creditor expressly waives all notice of the acceptance by the Senior Creditor of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Junior Creditor expressly waives reliance by the Senior Creditor upon the subordination and other agreements as herein provided.  The Junior Creditor agrees that the Senior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement, or the collectability of the Senior Debt, and that the Senior Creditor shall be entitled to manage and supervise its loans and other financial accommodations to the Borrower without regard to the existence of any rights that the Junior Creditor may now or hereafter have in or to any of the assets of the Borrower.  The Junior Creditor agrees that the Senior Creditor shall have no liability to the Junior Creditor for, and waives any claim which the Junior Creditor may now or hereafter have against, the Senior Creditor arising out of any and all actions which the Senior Creditor in good faith takes or omits to take (including, without limitation, actions with respect to any security for the Senior Debt, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any security for the Senior Debt and actions with respect to the collection of any claim for all or any part of the Senior Debt from any guarantor or other party) with respect to  or any other agreement related to any Senior Debt or to the collection of the Senior Debt or the valuation, use, protection or release of any security for the Senior Debt.

Section 12.  Senior Creditor’s Waivers.  No waiver shall be deemed to be made by the Senior Creditor of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Creditor, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Creditor or the obligations of the Junior Creditor to the Senior Creditor in any other respect at any other time.

Section 13.  Financial Condition of Borrower; Other Actions by the Senior Creditor.  The Junior Creditor hereby assumes responsibility for keeping informed of the financial condition of the Borrower, any and all endorsers and any and all guarantors of the Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal.  The Junior Creditor hereby agrees that the Senior Creditor shall have no duty to advise the Junior Creditor of information known to the Senior Creditor regarding such condition or any such circumstances.  In the event the Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Junior Creditor, the Senior Creditor shall be under no obligation (i) to provide any such information to the Junior Creditor on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its usual practices, the Senior Creditor wishes to maintain confidential.  The Junior Creditor hereby agrees that all payments received by the Senior Creditor may be applied, in whole or in part, to any of the Senior Debt, as the Senior Creditor, in its sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 14.  Notices.  All communications and notices provided under this Agreement to any party shall be given in writing by manual delivery, facsimile transmission, overnight courier or United States first class mail to such party’s address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other parties.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 15.  Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 16.  Consent to Jurisdiction.  AT THE OPTION OF THE SENIOR CREDITOR, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE JUNIOR CREDITOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT THE JUNIOR CREDITOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SENIOR CREDITOR AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 17.  Waiver of Jury Trial.  THE JUNIOR CREDITOR, AND THE SENIOR CREDITOR BY ACCEPTANCE HEREOF, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 18.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.  Miscellaneous.

(a) This Agreement and the terms, covenants and conditions hereof shall inure to the benefit of the Senior Creditor and its successors and assigns.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

(b) This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof, and all prior understandings and negotiations, written or oral, are merged into and superseded by this Agreement.  Any modification, amendment or waiver of this Agreement or any provision herein shall be binding upon the Senior Creditor only if contained in a writing signed by or on behalf of the Senior Creditor.  No failure on the part of the Senior Creditor to exercise and no delay in exercising any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(c) The Junior Creditor hereby acknowledges that (i) it has been advised by counsel to the extent Junior Creditor believes necessary in the negotiation, execution and delivery of this Agreement, (ii) the Senior Creditor has no fiduciary relationship to the Junior Creditor, and (iii) no joint venture exists between the Junior Creditor and the Senior Creditor.

(d) All covenants, agreements, representations and warranties made in this Agreement and in any certificates or other papers delivered by or on behalf of the Junior Creditor pursuant hereto shall be deemed to have been relied upon by the Senior Creditor and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains outstanding and unpaid or any financing arrangement between the Borrower and the Senior Creditor remains in effect.  All statements of fact relating to the Junior Creditor contained in any certificate or other paper delivered to the Senior Creditor at any time after the date hereof by or on behalf of the Junior Creditor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the undersigned hereunder.

(e) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 20.  Intercreditor Agreements.

(a) If the Borrower raises proceeds through the issuance of any capital stock or other equity interest of the Borrower or other interest convertible into an equity interest in the Borrower, then the Borrower shall pay to the Senior Creditor and the Junior Creditor, when and as received by the Borrower and as a mandatory pro tanto prepayment of all obligations owing to the Senior Creditor and all obligations owing to the Junior Creditor, a sum equal to one hundred percent (100%) of the net proceeds to the Borrower of the issuance of such equity, payable: (i) until the Senior Debt is satisfied in full, one hundred percent (100%) to the Senior Creditor and zero percent (0%) to the Junior Creditor; and (ii) after the Senior Debt is satisfied in full, (x) fifty percent (50%) to the Senior Creditor and fifty percent (50%) to the Junior Creditor for so long as both are owed any obligations by the Borrower, or (y) if all obligations to either the Junior Creditor or the Senior Creditor are satisfied, then one hundred percent (100%) to either the Junior Creditor or the Senior Creditor, whichever party has remaining obligations owed to them, as the case may be; provided, however, that this mandatory prepayment obligation shall not apply with respect to the first $50,000 in net proceeds received by the Borrower from the exercise of any options or warrants which have been issued and are effective as of July 1, 2003.

(b) All Subordinated Debt Collections received by the Senior Creditor or the Junior Creditor (whether before or after the satisfaction in full of the Senior Debt) shall be held by the Senior Creditor and the Junior Creditor in trust, as trustee, for the benefit of the other and shall be divided and applied to the Subordinated Debt as follows: (i) first, to the payment of all collection expenses, including reasonable attorneys fees; and (ii) second, fifty percent (50%) to the Junior Creditor and fifty percent (50%) to the Senior Creditor for so long as both are owed obligations by the Borrower, and (iii) third, if all obligations to either the Junior Creditor or the Senior Creditor are satisfied, then one hundred percent (100%) to either the Junior Creditor or the Senior Creditor, whichever party has remaining obligations owed to them by the Borrower, as the case may be.

(c) In the event any Subordinated Debt Collections amount is subsequently recovered from Senior Creditor or from Junior Creditor by the Borrower or the Borrower as a debtor-in-possession, or by any trustee or receiver under any applicable bankruptcy or insolvency law, such amount shall be reimbursed by Junior Creditor and Senior Creditor according to the provisions of subsection (b) immediately above.

(d) After the satisfaction in full of the Senior Debt, all decisions with respect to any and all action and with respect to the pursuit of any and all rights and remedies available to Senior Creditor and the Junior Creditor under the May Security Agreement or applicable law shall be made jointly by Senior Creditor and Junior Creditor.

(e) Senior Creditor and Junior Creditor shall keep and maintain at all times, all proper books of account, files and records, reflecting the Subordinated Debt, which records shall be available for review by the other party upon reasonable written notice.

(The signature page follows.)

IN WITNESS WHEREOF, this Subordination and Intercreditor Agreement has been signed as of the date first set forth above.

/s/ Peter L. Hauser
PETER L. HAUSER

Address for Notice:
16913 Kings Court
Lakeville, MN 55044

PKM PROPERTIES, LLC

By:	/s/ Paul Miller
Name: Paul Miller
Its: Chief Manager

Address for Notice:
PKM Properties, LLC
c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
Attention: Paul K. Miller

ACCEPTANCE AND ACKNOWLEDGMENT

The Borrower named above hereby accepts, and acknowledges receipt of a copy of, the foregoing Subordination and Intercreditor Agreement and agrees that (a) it will not pay any of the “Subordinated Debt” (as defined in the foregoing Agreement) or grant any security therefor, except as the foregoing Agreement provides, and (b) it is bound by and will comply with the mandatory prepayment provisions with respect to the Senior Debt and the Subordinated Debt as provided in Section 20(a) of the foregoing Agreement.

MEDICAL CV, INC.

By:	/s/ Jules L. Fisher
Name: Jules L. Fisher
Its: Chief Financial Officer